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                                                                   EXHIBIT 99(a)

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


Board of Directors and Shareholder
MidAmerican Energy Company


We have audited the consolidated balance sheet and statement of capitalization of MidAmerican Energy Company and subsidiaries (Company) as of December 31, 1998 and the related consolidated statements of income, retained earnings, and cash flows for each of the two years in the period ended December 31, 1998 which are included in MidAmerican Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated by reference herein. We have also audited the related financial statement schedule of Consolidated Valuation and Qualifying Accounts listed in Item 14(a)2 of the Form 10-K for each of the two years in the period ended December 31, 1998. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MidAmerican Energy Company and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


Kansas City, Missouri                           /s/ PricewaterhouseCoopers LLP
January 22, 1999                              ----------------------------------
                                                    PricewaterhouseCoopers LLP